EXHIBIT 10.3

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of December, 2011.

B E T W E E N :

STELLAR PHARMACEUTICALS INC. (the "Corporation")

- and -

LMT FINANCIAL INC.  ("LMT")

WHEREAS the board of directors retained Arnold Tenney, through his consulting company LMT Financial Inc., ("LMT") as an independent consultant to the Corporation to act as Interim President and Interim Chief Executive Officer of the Corporation pursuant to an agreement dated January 17, 2011 (the "January Agreement").

AND WHEREAS the Corporation has identified a permanent President and Chief Executive Officer.

AND WHEREAS the board of directors wishes to retain Arnold Tenney, through his consulting company LMT as an independent consultant to the Corporation to act as Chairman of the Corporation effective December 1, 2011 and pursuant to the terms set forth herein

The parties hereto agree as follows:

1.	Corporation agrees to pay LMT a monthly consulting fee of $12,500 and HST within ten (10) days of receipt of the invoice from LMT.

2.
Arnold Tenney shall serve as the Chairman of the Corporation at the pleasure of the Board.  Mr. Tenney shall not be entitled to any compensation (other than the granting of options at the discretion of the board) for serving in such role other than as set forth in Section 1 of this agreement.  Unless renewed by the parties hereto, this agreement shall terminate on December 31, 2012.

3.
In his role as Chairman, Arnold Tenney shall render advice and assistance to the Corporation on business related matters and in connection therewith shall assist the Corporation: (i) with presentations at investment conferences; (ii) with introducing the Corporation to new brokers, brokerage houses and retail investors; (iii) in dealing with its existing shareholder base; and  (iv)  in identifying and evaluating prospective investors and business opportunities.  In addition, Mr. Tenney shall perform the services typically associated with the position of a chairman of the board of directors of a publicly traded company including organizing and coordinating the board’s activities, setting the annual agenda, working with the Corporation’s C.E.O., as well as attending and acting as chairman at all directors meetings.

4.
In the event that the board terminates Mr. Tenney as Chairman prior to December 31, 2012 or Mr. Tenney is not re-elected as a director at the next annual meeting of shareholders of the Corporation, then this agreement shall be amended to reflect that Mr. Tenney will provide the services enumerated in items 3(i) to (iv) inclusive as a consultant for the same consideration as set forth in item 1 of this agreement but that he shall no longer act as Chairman of the board.

5.	Arnold Tenney and LMT acknowledge and agree that effective December 1, 2011 the January Agreement shall terminate without any additional payments being owing thereunder.

6.
The parties hereto agree that in the event that Arnold Tenney is unable (due to death or incapacity) or unwilling to perform the duties set forth in this agreement then the Corporation shall have the right to terminate the agreement with immediate effect.

7.	Arnold Tenney and LMT acknowledge and agree that they have had the opportunity to obtain independent legal advice before signing this letter.

8.
The terms contained herein supersede and replace all prior negotiations and/or agreements made between the parties, whether oral or written and shall constitute the entire agreement between the parties with respect to all matters relating to the appointment of Arnold Tenney, through LMT, as Chairman, and the execution of this letter has not been induced by, nor do any of the parties hereto rely upon or regard as material any representations or writings whatsoever not incorporated into and made a part of this letter.  This Agreement shall not be amended, altered or modified except in writing signed by the parties.

9.
This agreement shall be governed by and construed in accordance with the laws of the province of Ontario.  The Corporation, LMT and Arnold Tenney irrevocably attorn to the non-exclusive jurisdiction of the courts of the province of Ontario.

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IN WITNESS WHEREOF the parties hereto have duly executed this Consulting Agreement as of the day first written above.

SIGNED, SEALED AND DELIVERED in the presence of

STELLAR PHARMACEUTICALS INC.

Per:	/s/ Rob Harris
Name:	Rob Harris
Title:	President and C.E.O.
I have authority to bind the Corporation

LMT FINANCIAL INC.

	Per:	/s/ Arnold Tenney
	Name:	Arnold Tenney
	Title:	President
I have authority to bind the Corporation

Witness	Per:	Arnold Tenney